                                                                   EXHIBIT 10.14

Confidential

                       RESEARCH AND DEVELOPMENT AGREEMENT

BETWEEN

Chemokine Therapeutics Corp.
2386 East Mall
Suite 208
Vancouver, B.C.
V6T 1Z3
Canada

AND

Procter & Gamble Pharmaceuticals, Inc.
8700 Mason-Montgomery Road
Mason,
OH 45040-9462
USA

          CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

WHEREAS:

      1. Chemokine Therapeutics, Corp. (hereinafter "CTC") has:

            a. Proprietary rights and know-how to certain chemokine analogs, including chemokine stromal cell derived factor 1 (SDF-1) and chemokine interleukin 8 (IL-8) analogs as well as other potential chemokine products (agonists and antagonists) that appear to have efficacy in a range of areas including, but not limited to the development of cardiac muscle and vascular tissues, collectively categorized as neovascularization.

            b. Strong molecular creation, development, and manufacturing capabilities in the field of peptides and the design of chemokine-based products.

            c. An affiliated subsidiary company called Globe Laboratories Inc. ("Globe Laboratories") which is involved in peptide and protein manufacturing.

      2. Procter & Gamble Pharmaceuticals (hereinafter "PGP") has:

            a. A research and development program directed toward therapeutic applications for vascular and cardiovascular disease management.

            b. Capabilities in testing and validation of new therapeutic approaches for vascular and cardiovascular disease.

            c. A desire to evaluate analogs of chemokine stromal cell derived factor 1 (SDF-1 analogs).

            d. An interest in requesting CTC to create new mimetics of yet to be determined chemokine molecules.

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NOW THEREFORE, CTC and PGP in consideration of the mutual covenants contained herein agree as follows:

1   DEFINITIONS IN THIS AGREEMENT

      1.1 "Agreement" shall mean this Agreement, the recitals herein and the Appendices A, B, and C hereto.

      1.2 "Collaboration Compound" shall mean a non-CTC Compound and not covered in any CTC patents which is discovered or developed jointly during the Study or Reporting periods of this Agreement and jointly owned by CTC and PGP equally.

      1.3   "Confidential Information" shall mean Information pursuant to
            Section 1.9, which the disclosing Party indicates is confidential. Confidential Information shall be so marked when disclosed in writing or shall be reduced to writing and be so marked within thirty (30) days after disclosure if disclosed by any means other than writing.

      1.4   "CTC Affiliated Company" shall be Globe Laboratories Inc.

      1.5 "CTC Compounds" shall mean the compounds described in Appendix A hereto.

      1.6 "Data" shall mean the measurements, results, and information whether electronic or hardcopy, developed by PGP in the execution of the Study Plans and solely related to the CTC Compounds.

      1.7 "Effective Date" shall be the last date of execution of this Agreement.

      1.8 "Field" shall mean the development of therapeutic drugs for vascular and cardiovascular disease, and cardiac muscle regeneration including neovascularization.

      1.9 "Information" shall mean any information, data, or materials, in whatever form disclosed by a Party to the other Party under this Agreement including without limitation all scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, non-limiting examples of which include: amino acid or nucleic acid sequences, plasmids, vectors, expression systems, cells, cell lines, antibodies, biological substances, and constituents, progeny, mutants, derivatives or replications thereof or there from, together with all reagents, chemical compounds or other material, data, information about methods of operation, processes, formulations, technical information, equipment or apparatus, memoranda or reports, know-how, clinical reports, patent prosecution status and strategy, business plans, cost, sales and research or marketing developments.

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      1.10  "Option" shall mean the right to negotiate an exclusive license, as per Appendix C of this Agreement, on CTC Compounds for further development in the Field.

      1.11 "Option Period" shall mean the period of sixty (60) days after the thirty (30) days Reporting Period.

      1.12 "Party" or "Parties" shall mean CTC or PGP individually or CTC and PGP jointly, as the context requires.

      1.13  "Report" shall mean the report to be delivered by PGP to CTC thirty
            (30) days after the Study Period.

      1.14  "Reporting Period" shall mean thirty (30) days after the Study
            Period.

      1.15 "Services" shall be the work done by PGP during the Study Period of this Agreement.

      1.16  "Study Period" shall be nine (9) months.

      1.17 "Study Plans" shall mean the individual plan or the two plans together mutually agreed upon by the Parties for the evaluation of CTC Compounds. The Study Plans are attached as Appendix B.

2   EXCLUSIVE RESEARCH PROGRAM

      2.1 CTC grants to PGP an exclusive research opportunity to evaluate the CTC Compounds in the Field, in Ex vivo and In vivo evaluations conducted in accordance with the Study Plans. This exclusive research opportunity shall comprise two distinct periods, as follows:

            2.1.1 Study Period:

                  PGP shall have an exclusive opportunity to evaluate any or all of the CTC Compounds in Ex vivo and In vivo models of cardiovascular disease in accordance with the Study Plans. The Study Period will commence on the Effective Date, but the commencement of the Study Period will be extended on a day-for-day basis until CTC provides to PGP a sufficient amount (as contemplated in the Study Plans and Paragraph 2.3 of this Agreement) of all of the CTC Compounds to enable PGP to commence the evaluation.

            2.1.2 Reporting period:

                  Upon completion by PGP of the Study Period conducted in accordance with the Study Plans, PGP shall prepare, and deliver to CTC within thirty (30) days, a detailed Report on the results of the evaluations conducted in accordance with the Study Plans,

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                  including all data, analysis, and conclusions drawn by PGP in relation to such evaluations.

      2.2 In consideration of the exclusive research opportunity granted to PGP by CTC, and in consideration of the exclusive option to license contemplated in Paragraph 3 of this Agreement, PGP shall pay to CTC or to the CTC Affiliated Company the following amounts:

            a) the amount of two-hundred seventy five thousand ($275,000.00) United States dollars within forty five (45) days of the Effective Date of this Agreement and subject to Section 2.2
                  (c); and

            b) an additional one hundred thousand ($100,000.00) United States dollars at the beginning of any and all subsequent three (3) month periods, subject to a request for extension of the Study Period in writing by PGP; and

            c) payments will be made by PGP within forty five (45) days of receipt by the PGP Accounts Payable department of an invoice from CTC, subject to registration of vendor data by CTC and CTC Affiliated Company with PGP. Invoices must include the purchase order number assigned by PGP, vendor registration number and should be sent to Accounts Payable, Procter & Gamble, P.O. Box 5555, Cincinnati, Ohio 45201-5555.

      2.3 To facilitate PGP's evaluation of the CTC Compounds during the Study Period, CTC shall provide CTC Compounds to PGP on the following terms:

            a)    During the Study Period, CTC shall provide to PGP up to ten
                  (10) milligrams (mg) of any or all of the CTC Compounds at no charge for Ex vivo testing. CTC and PGP agree that a sufficient amount of CTC Compounds to enable PGP to commence the Ex vivo evaluation is no more than ten (10) milligrams
                  (mg) of each of the CTC Compounds. Additional quantities of CTC Compounds for use in the Ex vivo evaluation shall be made available by CTC to PGP upon request and payment to CTC of CTC's manufacturing costs, plus labour calculated at one hundred fifty ($150.00) United States dollars per hour.

            b) During the Study Period, CTC shall provide to PGP up to two hundred fifty (250) milligrams (mg) of any or all of the CTC Compounds at no charge for In vivo testing. CTC and PGP agree that a sufficient amount of CTC Compounds to enable PGP to commence the In vivo evaluation is no more than two hundred fifty (250) milligrams (mg) of each of the CTC Compounds. Additional quantities of CTC Compounds for use in the In vivo evaluation shall be made available by CTC to PGP upon request and payment to CTC of CTC's manufacturing costs, plus labour calculated at one

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                  hundred fifty ($150.00) United States dollars per hour.

            c) Upon conclusion of the exclusive research opportunity, PGP shall return to CTC any unused quantities of CTC Compounds.

      2.4 CTC and PGP shall collaborate and share Confidential Information and Data during the Study and Reporting Periods of the exclusive research opportunity, as may be necessary to facilitate the execution and analysis of the Study Plans. Permitted uses and ownership of any Collaboration Compound or other jointly-developed intellectual property that may arise from any such collaboration during the Study and Reporting Periods of the exclusive research opportunity are dealt with in Paragraph 5 of this Agreement.

      2.5   For the purpose of this Agreement payments as per clauses 2.2 and
            2.3 should be paid to CTC Affiliated Company (Globe Laboratories) and future Milestones and Royalties as per Appendix C shall be paid to CTC.

3.  EXCLUSIVE OPTION TO LICENSE

      3.1 Upon conclusion of the exclusive research program, PGP shall have sixty (60) days ("Option Period"), calculated from the date of receipt by CTC of the Report contemplated in Paragraph 2.1.2 of this Agreement, within which to seek and conclude an exclusive license agreement with CTC relating to the further development and commercialization of one of the CTC Compounds. This time limit may be extended by a further sixty (60) days upon consent by CTC.

      3.2 If PGP does seek an exclusive license in relation to the further development and commercialization of any one of the CTC Compounds, CTC and PGP agree to use their best efforts to negotiate and conclude a license agreement that reflects the Heads of Agreement set out in "Appendix C". Separate exclusive license agreements will be required in relation to each CTC Compound if PGP seeks licenses in relation to the further development and commercialization of more than one of the CTC Compounds. The terms of the license agreement for additional compounds will be negotiated between CTC and PGP at the later stage.

      3.3 If PGP does not seek an exclusive license from CTC within the Option Period defined in Paragraph 3.1, then the Report contemplated in Paragraph 2.1.2 of this Agreement, the Data, and any Confidential Information both generated by and shared between CTC and PGP during the Study and Reporting Periods of the exclusive research opportunity, shall to the extent such Report, Data and Confidential Information directly relate to the CTC Compounds, be owned solely by CTC. Permitted uses and ownership of any Collaboration Compound or other jointly-developed intellectual property that may arise from any collaboration during the Study and Reporting Periods of the exclusive research opportunity are dealt with

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            in Paragraphs 5.3 of this Agreement. Nothing in this Section 3.3 shall be construed to reduce the rights and protections of PGP or relieve the obligations of CTC with respect to Confidential Information disclosed by PGP to CTC, pursuant to Section 4.

4   CONFIDENTIALITY

      4.1 In preparation of and during the course of the Project, it may be necessary for a Party to disclose Confidential Information to the other Party. The Parties agree that all Confidential Information disclosed to one Party by the other Party for the purposes of this Agreement (1) are to be received in strict confidence, (2) are to be used only for the purposes of this Agreement, and (3) are not to be disclosed by the recipient party, its agents, employees or assigns without the prior written consent of the other Party, except to the extent that such information, as established by relevant documentary evidence:

            4.1.1 was in the public domain at the time of disclosure;

            4.1.2 later became part of the public domain through no act or omission of the recipient Party, its employees, agents, successors or assigns;

            4.1.3 was lawfully disclosed to the recipient Party by a third party having the right to disclose it;

            4.1.4 was already known by the recipient Party at the time of disclosure;

            4.1.5 was independently developed by the recipient; or

            4.1.6 is required by law or regulation to be disclosed, provided however, that the Party being obliged to disclose shall first give the other Party written notice and adequate opportunity to object to such order for disclosure or to request confidential treatment.

      4.2 Confidential Information shall not be deemed to be available to the public or to be in the recipient's possession merely because it:

            4.2.1 includes information that falls within an area of general knowledge available to the public or to the recipient (i.e., it does not include the specific information provided by the other Party); or

            4.2.2 can be reconstructed in hindsight from a combination of information from multiple sources that are available to the public or to the recipient, if not one of those sources actually taught or suggested the entire combination, together with its meaning and importance.

      4.3 Each Party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other Party's

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            Confidential Information as it uses to protect its own Confidential
            Information. This obligation shall exist while this Agreement is in force and for a period of five (5) years thereafter.

5     INTELLECTUAL PROPERTY RIGHTS

      5.1 All rights to the Data and Confidential Information generated by PGP shall be exclusively owned by PGP.

      5.2   Notwithstanding 5.1, termination of the Agreement by PGP pursuant to
            6.6 or PGP decision to not negotiate or exercise a license agreement during the Option Period, then all rights to the Data will transfer to CTC.

      5.3 Subject to 5.2, CTC shall have the exclusive right to file patent applications on CTC Compounds utilizing the Data and all inventions made solely by CTC personnel. If CTC decides not to file a patent application on an invention made under the Study Plans, and PGP wishes to file a patent application on such invention, then PGP shall have the right to file such patent, after written approval is obtained from CTC, such approval not to be unreasonably withheld. In the latter case, PGP shall be the sole owner and beneficiary of such patent. Inventions created hereunder jointly by CTC and PGP, even if not solely related to CTC Compounds, shall be owned equally by CTC and PGP ("Joint Inventions"). If either CTC or PGP desires that a patent covering such Joint Inventions be obtained, they will determine and agree as to whether CTC or PGP will be responsible for preparation, filing and prosecution of patent applications; the other Party shall provide full cooperation for such efforts. Inventions made solely by PGP personnel and unrelated to CTC Compounds shall be owned by PGP.

6     TERM AND TERMINATION

      6.1   The Agreement will become effective on the Effective Date.

      6.2 The term of this Agreement shall be twelve (12) months from the receipt of CTC Compounds unless extended by mutual agreement of the Parties or terminated earlier in accordance with the provisions of this Agreement.

      6.3 Either Party ("the Terminating Party") shall be entitled to terminate this Agreement at any time by notice in writing to the other Party ("the Defaulting Party") if the Defaulting Party is in material breach of this Agreement which breach is irremediable or, if remediable, is not remedied by the defaulting Party within thirty
            (30) days of being requested to do so by the other.

            6.3.1 If the Defaulting Party is PGP and PGP fails to remedy the material breach, then CTC shall own the Data and the exclusive opportunity granted to PGP under Section 2.1 shall be terminated.

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            6.3.2 If the Defaulting Party is CTC and CTC fails to remedy the material breach, then PGP shall own the Data.

      6.4 Either Party shall have the right to terminate the Agreement in case of bankruptcy or insolvency of the other Party.

      6.5 The Parties shall have the right to terminate the Agreement at any time by mutual written agreement of both Parties and subject to any terms herein which survive termination.

      6.6 PGP retains the right to terminate the Agreement at any time upon thirty (30) days written notice to CTC and subject to any terms herein which survive termination.

      6.7 Termination or expiration of this Agreement by a Party for any reason shall not affect the rights and obligations of the Parties accrued prior to the date of termination or expiration of this Agreement.

      6.8 No termination or expiration of this Agreement shall release the Parties from their rights and obligations under the Articles 4, 5, 7, and 10.

7     PUBLIC ANNOUNCEMENTS

      7.1 Neither Party shall use the name of the other Party or of any member of the other Party's staff, in any publicity, advertising, news release or otherwise disclose the existence of this Agreement or the transactions contemplated hereby, unless required by law, without the prior written approval of an authorized representative of the other Party involved. Such written approval will not be unreasonably withheld or delayed.

8     NOTICES

      8.1 Any notices required to be given under this Agreement shall be in writing and shall be deemed duly served if hand delivered or sent by facsimile or by mail correctly addressed to the relevant Party's address as specified in Article 8.3. of this Agreement or at such other address as such Party may designate from time to time in writing in accordance with this clause. Any notice sent by mail shall be sent by registered mail and any notice sent by facsimile or telex shall be confirmed by registered mail.

      8.2   Any notice shall be deemed to have been served:

            8.2.1 if hand delivered, at the time of delivery;

            8.2.2 if sent by facsimile, eight (8) hours after the transmission during normal business hours or, if transmission is not during normal business hours, at the start of the normal business hours on the next following day (exclusive of Saturdays, Sundays and public holidays), but subject to production by the sender of confirmation

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                  from the transmitting facsimile machine that a satisfactory transmission has been completed;

            8.2.3 if sent by mail, five (5) working days after mailing exclusive of Saturdays, Sundays and public holidays.

NOTIFICATIONS SHALL BE SENT TO:

For CTC                                             For Globe Laboratories
       David Karp, MBA, CFA
       Chief Financial Officer                          Audrey Lew
       Chemokine Therapeutics Corp.                     Controller
       2386 East Mall                                   Globe Laboratories, Inc.
       Suite 208                                        2386 East Mall
       Vancouver, BC                                    Suite 208
       V6T 1Z3                                          Vancouver, BC
       Canada                                           V6T 1Z3
       Telephone: 604-822-3347                          Canada
       Facsimile: 604-822-0302                          Telephone: 604-822-0303
       Email: david@chemokine.net                       Facsimile: 604-822-0302

For PGP
       Don Lucas, Ph.D.
       Procter & Gamble Pharmaceuticals
       Health Care Research Center
       Mail Drop 1133
       8700 Mason-Montgomery Road
       Mason, Ohio,  USA  45040-9462
       Telephone: 513-622-3673
       Facsimile: 513-622-3699
       Email:  lucas.ds@pg.com

9     LIMITED WARRANTY

      9.1 Except as otherwise set forth herein, the Parties disclaim and exclude all other warranties or representations, express, implied or statutory, with respect to the CTC Compounds, or the Services provided for hereunder, including the implied warranties of merchantability, fitness for a particular purpose and non-infringement of a patent, trademark or other intellectual property right.

10    INDEMNIFICATION

      10.1 PGP shall indemnify, defend and hold harmless CTC and its directors, officers, employees, and agents, and their successors, heirs, and assigns (the "CTC Indemnitees") from and against liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon such CTC Indemnitees, or any of them, in connection with any third party claims, suits, actions, demands, or judgments, including, personal injury, death, damage to real or personal

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            property, and product liability, to extent arising directly out of:
            (a) any actions or omissions of PGP under this Agreement; (b) any material breach of this Agreement by PGP; or (c) the negligence, gross negligence, or willful misconduct on the part of PGP; provided however, that PGP shall make no such indemnity to the extent such liability, damage, loss or expense is the result of CTC Indemnitees' negligence, gross negligence, or willful misconduct, during the Term of this Agreement.

      10.2 CTC shall indemnify, defend and hold harmless PGP and its directors, officers, employees, and agents, and their successors, heirs, and assigns (the "PGP Indemnitees") from and against liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon such PGP Indemnitees, or any of them, in connection with any third party claims, suits, actions, demands, or judgments, including, personal injury, death, damage to real or personal property, and product liability, to extent arising directly out of: (a) any actions or omissions of CTC under this Agreement; (b) any material breach of this Agreement by CTC; or (c) the negligence, gross negligence, or willful misconduct on the part of CTC; provided however, that CTC shall make no such indemnity to the extent such liability, damage, loss or expense is the result of PGP Indemnitees' negligence, gross negligence, or willful misconduct, during the Term of this Agreement.

11    MISCELLANEOUS

      11.1 This Agreement and its Appendices constitute the entire and only agreement between the Parties with respect to its subject matter as of the Effective Date and supersedes all prior agreements, negotiations, representations and proposals, written or oral, relating to its subject matter. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to this Agreement except as expressly stated in this Agreement.

      11.2 If any provision, or part of any provision of this Agreement, or the Appendices hereto, is invalidated by operation of law or otherwise, that provision or part will to that extent be deemed omitted and the remainder of this Agreement, or applicable attachment, will remain in full force and effect. In place of any such invalid provision or part thereof, the Parties undertake to agree on a similar but valid provision the effect of which is as close as possible to that of the invalid provision or part thereof.

      11.3 No modification, amendment or waiver or any provision of this Agreement shall be effective unless in writing, specifically referring hereto and signed by both Parties.

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      11.4  Failure of either Party to enforce at any time or for any period, any right under this Agreement, does not constitute, and shall not be construed as, a waiver of that right and shall not affect the right later to enforce that right or any other right term herein contained.

      11.5 Neither Party may assign, subcontract, or delegate its rights and obligations under this Agreement without the prior written consent of the other Party. This Agreement shall be binding upon the Parties, their successors and their permitted assigns.

      11.6 Headings are included herein for convenience only and shall not be used to construe this Agreement.

      11.7 Neither Party shall be held liable or responsible to the other Party nor deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party which such Party could not reasonably be expected to have taken into account at the execution of this Agreement, including, without limitation, fires, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war is declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. Each Party shall keep the other Party informed of any delays of such type and shall use their reasonable efforts to minimize and mitigate the effect of such delays. However, once such cause has been corrected or removed, the Parties shall be held to their obligations hereunder with respect to such failed or delayed performance.

      11.8 Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute or be deemed to constitute a partnership between the Parties, or shall constitute either Party as the agent, employee or representative of the other.

      11.9 This Agreement may be executed in one or more counterparts and such counterparts shall each be considered originals, and shall together constitute one document.

      11.10 All Parties must comply with all applicable national, state and local laws and regulations in connection with its activities pursuant to this Agreement.

      11.11 This Agreement is governed in accordance with the laws of the United States of America and of the State of Ohio.

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IN WITNESS WHEREOF the Parties have executed this Agreement as for the date last set forth below:

PROCTER & GAMBLE PHARMACEUTICALS INC.       CHEMOKINE THERAPEUTICS CORP.


/s/ Larry Games                             /s/ Hassan Salari
--------------------------------------      ------------------------------------
Name:  Larry M. Games, Ph.D.                Name:  Hassan Salari, Ph.D.

Title: Vice President                       Title: Chairman & CEO
       Global Pharmaceuticals

Date:                                       Date:
      --------------------------------            ------------------------------

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APPENDIX A

                                  CTC COMPOUNDS

      1) CTCE-0021 [***]*

Structure:

      [***]*

      2) CTCE-0029 [***]*

 Structure:

      [***]*

      3) CTCE-0448 [***]*

Structure:

      [***]*

      4) CTCE-02111 [***]*

Structure:

      [***]*

      5) CTCE-02112 [***]*

Structure:

      [***]*

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APPENDIX B

                                   STUDY PLANS

      [***]*

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      APPENDIX C

                               HEADS OF AGREEMENT

    Chemokine Therapeutics, Corp. and Procter & Gamble Pharmaceuticals, Inc.
              Heads of Agreement for License and Commercialization

Chemokine Therapeutics, Corp. (hereafter CTC) with its offices in Vancouver, British Columbia, Canada and Procter & Gamble Pharmaceuticals, Inc. (hereafter
PGP) with its offices in Mason, Ohio, propose entering into a collaboration to validate cardiovascular targets and active molecules that therapeutically affect those targets. Within the collaboration, PGP will have an exclusive option to take an exclusive license to further develop one (1) CTC compound and up to four
(4) back-up compounds for Further Development and Commercialization with the goal for Commercialization of one compound. Commercialization of a second compound by PGP will require a new and separate agreement.

Therefore, the Parties agree to the following terms as a basis for a license agreement should PGP decide to exercise its option.

FIELD The Field shall be the development of therapeutic drugs for vascular and cardiovascular disease, and cardiac muscle regeneration including neovascularization.

TERM The Term shall be the latter of expiration of regulatory exclusivity in a Major Market Territory covering a marketed Compound or expiration of patent rights on a country-by-country basis; or early termination as described in the Collaboration Agreement.

TERRITORY                  The Territory shall be any territory worldwide.

MAJOR MARKET TERRITORY     Major Market Territory includes the European Union
                           countries or any of the following countries: United
                           States, Canada, United Kingdom, France,
                           Germany, Italy, Spain, Australia, Brazil or Japan.

TECHNOLOGY                 The Technology shall be the assets provided by each
                           of the Parties to the collaboration and the results of the work done by the Parties in the collaboration as proposed in the work plan.

CTC COMPOUND               A CTC Compound is a compound that is owned by CTC, or
                           CTC has exclusive worldwide license to the compound, and is covered by the Agreement

COLLABORATION COMPOUND     A Collaboration Compound is a compound not mentioned
                           in CTC patents to date, and will be developed jointly during the Research Collaboration and is owned jointly by CTC and PGP

CTC-PGP Research Agreement
29 June 2004

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Confidential

CURRENCY All currency quotations are in United States of America (US) dollars (US$). "MM" is defined as US million dollars (US$).

FURTHER DEVELOPMENT        Preclinical research activities conducted in
                           preparation for filing of an IND

COMMERCIALIZATION          Filing of a New Drug Application (NDA) for Regulatory
                           Approval by the FDA following the completion of clinical trials.

LICENSE CTC will grant to PGP an exclusive License in the Territory to the Technology for CTC Compounds during the Term. CTC agrees that they will not compete or enter into an agreement with a third party in the Field and during the Term.

PATENT FILING              PGP agrees to pay CTC all costs associated with
                           additional patent filings, including, but not limited to, filings on the five compounds for therapeutic angiogenesis. PGP may at its option, choose to participate in writing the patents and defining the claims.

R&D SUPPORT                PGP will pay the direct and indirect costs for two
                           (2) full-time equivalent (FTE) CTC employees at an agreed upon rate of [***]* ($[***]*) dollars per FTE employee per annum from the date of execution of the option through filing of the IND.

LICENSE FEE                Upon execution of an Option for Compounds provided by
                           the Collaboration Agreement, PGP will pay to CTC a License Fee in the amount of five hundred thousand
                           ($[***]*) dollars.

MILESTONES                 PGP will pay to CTC Milestones for the following
                           events in the development of a CTC Compound:

                           Filing of an IND or equivalent                $[***]*
                           Initiation of Phase II Study                  $[***]*
                           Initiation of Phase III Study                 $[***]*
                           Approval of NDA                               $[***]*

                           PGP will pay to CTC Milestones for the following events in the development of a Collaboration
                           Compound:

                           Filing of an IND or equivalent                $[***]*
                           Initiation of Phase II Study                  $[***]*
                           Initiation of Phase III Study                 $[***]*
                           Approval of NDA                               $[***]*

CTC-PGP Research Agreement
29 June 2004


* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Confidential

TIERED ROYALTIES    PGP will pay royalties to CTC for CTC Compounds according
                    to the following schedule for net sales in the Territory.

                    Net annual sales < $[***]* MM                        [***]*%

                    Net annual sales between $[***]*MM and $[***]*MM     [***]*%

                    Net annual sales between $[***]*MM and $[***]*MM     [***]*%

                    Net annual sales between $[***]*MM and $[***]*MM     [***]*%

                    Net annual sales > $[***]*MM                         [***]*%

                    PGP will pay royalties to CTC for Collaboration Compounds according to the following schedule for net sales in the Territory.

                    Net annual sales < $[***]*MM                         [***]*%

                    Net annual sales between $[***]*MM and $[***]*MM     [***]*%

                    Net annual sales between $[***]*MM and $[***]*MM     [***]*%

                    Net annual sales between $[***]*MM and $[***]*MM     [***]*%

                    Net annual sales > $[***]*MM                         [***]*%

THE FOLLOWING IS PROVIDED FOR PURPOSES OF A TIERED ROYALTY EXAMPLE ONLY. If Net Annual Sales of a Collaboration Compound are $[***]*, then the royalty on those sales would be $[***]* ($[***]* X [***]*%) plus $[***]* ($[***]* X [***]*%) for a total annual royalty of $[***]*.

PROCTER & GAMBLE PHARMACEUTICALS INC.       CHEMOKINE THERAPEUTICS CORP.

____________________________________        ____________________________________
Name:  Mark Collar                          Name:  Hassan Salari, Ph.D.

Title: President                            Title: Chairman & CEO
       Global Pharmaceuticals

Date: ______________________________        Date:_______________________________

CTC-PGP Research Agreement
29 June 2004


* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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